Exhibit 21.1

Subsidiaries of the Registrant

The following sets forth the subsidiaries of MYOS Corporation as of December 31, 2014:

Name	State or Other Jurisdiction of Incorporation	% of Ownership
ATLAS ACQUISITION CORP.	Nevada	100%